LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated as of December 20, 2005 between Pipeline Data Inc., a Delaware corporation whose principal place of business is located at 1515 Hancock Street, Suite 301, Quincy, MA 02169 (the “Company”), and Sheridan Asset Management, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to borrow, and the Lender desires to lend to the Company, certain funds as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Lender agree as follows:

ARTICLE I.

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“8% Convertible Notes” means outstanding notes forming a part of a private offering of notes having a two- year term, accruing interest at an annual interest rate of 8% and having 33% warrant coverage at conversion prices ranging from $.35 to $1.00 per share. As of September 30, 2005, the Company had issued and outstanding $481,204 in 8% Convertible Notes.

“Action” shall have the meaning ascribed to such term in Section 3.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Lender, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Lender will be deemed to be an Affiliate of the Lender.

“Aircharge Notes” means promissory notes in the principal amount of Five Hundred Twenty-Five Thousand ($525,000) Dollars bearing interest at LIBOR, convertible into shares of the Company’s common stock at $1.50 per share, which were issued as partial consideration for the acquisition of World Products, Inc. (d/b/a Aircharge).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Charge.com” means Charge.com, Inc.

“Closing” means the closing of the purchase and sale of the Note pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Lender’s obligations to deliver the Loan Amount and (ii) the Company’s obligations to deliver the Note has been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001, and any securities into which such common stock shall hereinafter have been reclassified into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Sheila Corvino, Esq.

“Convertible Notes” means the $2 million principal amount of Senior Subordinated Convertible Notes of the Company due September 30, 2008.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g) hereof.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated the date hereof between Lender and CAMOFI Master LDC.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Loan Amount” means, as to the Lender, the aggregate amount to be paid for the Note purchased hereunder as specified below the Lender’s name on the signature page of this Agreement and next to the heading “Loan Amount”, in United States Dollars and in immediately available funds.

“Laurus” means Laurus Master Fund Ltd., a Cayman Islands Company, and its successors and assigns.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Merger Agreement” means the definitive Agreement of Merger between the Company and Charge.com.

“Note” means the Senior Secured Note due, subject to the terms therein, one year from its date of issuance, issued by the Company to the Lender hereunder, in the form of Exhibit A.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means the Company’s Registration Statement on Form SB-2 (Regis. No. 333-129612) currently on file with the Commission.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated the date hereof, between the Company and the Lender, in the form of Exhibit B attached hereto.

“Security Documents” means the Security Agreement, the Subsidiary Guarantee(s) and any other documents and filings required thereunder in order to grant the Lender a perfected security interest in all of the assets of the Company, including all UCC-1 filing receipts.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Subsidiary Guarantee(s)” means the Subsidiary Guarantee(s), dated the date hereof, among each of the Subsidiaries and the Lender, in the form of Exhibit C attached hereto.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Note, the Security Agreement, the Subsidiary Guarantee(s) and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.

PURCHASE AND SALE

2.1          Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to borrow, and the Lender agrees to lend, $15,000,000 aggregate principal amount of the Notes, secured by a first priority lien pari passu with the lien and security interest of CAMOFI Master LDC pursuant to the Convertible Notes, more fully described in the Security Agreement, on all assets of the Company and its Subsidiaries.

The Lender shall deliver to the Company via wire transfer immediately available funds equal to its Loan Amount and the Company shall deliver to the Lender its Note determined pursuant to Section 2.2(a), and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree.

2.2	Deliveries

.

a)	On the Closing Date, the Company shall deliver to the counsel for the Lender with respect to the Lender the following:
(i)	this Agreement duly executed by the Company;
(ii)	a Note with a principal amount equal to the Lender’s Loan Amount, in the name of such Lender;
(iii)	the Security Agreement, duly executed by the Company and the Subsidiaries, along with all of the Security Documents;
(iv)

evidence, satisfactory to the Lender in its sole discretion, of satisfaction of all the Company’s outstanding indebtedness in favor of Laurus and the release by Laurus of all Liens in its favor, including but not limited to a letter duly executed by Laurus attesting to such satisfaction of indebtedness and release of Liens and evidence of filing of all necessary forms under the Uniform Commercial Code with respect to the release of such Liens;

(v)	evidence, satisfactory to the Lender in its sole discretion, of effective insurance coverage as described in Section 3.1(o) below;
(vi)	certificates of good standing of the Company and each Subsidiary;
(vii)

a use of proceeds statement, duly executed by the chief financial officer of the Company, attesting to the use of proceeds from the Loan Amount, including (A) direct payment to Laurus in satisfaction of all indebtedness owed Laurus, (B) [direct payment] to [charge.com] of the entire purchase price pursuant to the Merger Agreement, and (C) working capital and such other uses as to which the Lender and the Company shall agree, including the amounts to be paid in connection with the foregoing;

(viii)	the Subsidiary Guarantee(s), duly executed by the Subsidiaries;
(ix)	a legal opinion of Counsel to the Company in substantially the form attached hereto as Exhibit 2.2(a);
(x)	such additional documents, certificates, and other materials as the Lender shall reasonably request; and
(xi)	Company’s Acknowledgment of the Intercreditor Agreement.
b)	On the Closing Date, the Lender shall deliver or cause to be delivered to Company Counsel the following:
(i)	this Agreement duly executed by such Lender;
(ii)

the Lender’s Loan Amount, less (i) $5,946,144.35 paid directly to Laurus to satisfy all the Company’s outstanding indebtedness thereto, (ii) $7,500,000 paid directly to the shareholders of Charge.com in connection with the Merger Agreement, (iii) $300,000 in respect of the structuring fee and (iv) the amount of Lender’s fees paid to attorneys and other advisors in connection herewith, by wire transfer to the account of the Company; and

(iii)	the Security Agreement, duly executed by such Lender.

2.3	Closing Conditions.
a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Lender contained herein;
(iv)	all obligations, covenants and agreements of the Lender required to be performed at or prior to the Closing Date shall have been performed; and
(v)	the delivery by the Lender of the items set forth in Section 2.2(b) of this Agreement.
b)	The respective obligations of the Lender hereunder in connection with the Closing are subject to the following conditions being met:
(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;
(vi)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of Charge.com contained in the Merger Agreement;
(vii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed to the satisfaction of Lender;
(viii)	all obligations, covenants and agreements of Charge.com required to be performed at or prior to the Closing Date shall have been performed without waiver by the Company to the satisfaction of Lender;
(ix)	the Lender shall be satisfied in its sole discretion with the results of its due diligence investigation of the Company and Charge.com;
(x)	Gregory Danzig shall have executed employment contracts with the Company for a minimum of three years;
(xi)	the simultaneous closing of the Charge.com merger and the repayment of all indebtedness and release of all Liens outstanding in favor of Laurus;
(xii)	the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;
(xiii)

neither the Company nor any of its Subsidiaries shall have any outstanding indebtedness, other than that in favor of CAMOFI Master LDC pursuant to the Convertible Notes, indebtedness pursuant to the 8% Convertible Notes and the Aircharge Notes, indebtedness incurred in the ordinary course of business in connection with the purchase of equipment, and trade debt incurred in the ordinary course of business;

(xiv)	the payment of all amounts due to the Lender under Section 5.2 below, including the $300,000 structuring fee and all Lender’s reasonable out-of-pocket expenses;
(xv)	there shall have been no Material Adverse Effect with respect to the Company and its Subsidiaries or Charge.com since the date hereof;

(xvi)

No banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of such Lender, makes it impracticable or inadvisable to purchase the Notes at the Closing; and

(xvii)	the Company has properly filed all necessary materials in connection with listing its securities on the NASDAQ Small Cap Market and to the Company’s knowledge there are no impediments to such listing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth in the Disclosure Schedule which Disclosure Schedule shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to the Lender:

(a)           Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the Disclosure Schedule. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement. The Company and each of its Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and each of its Subsidiaries and no further action is required by the Company and each of its Subsidiaries in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each of its Subsidiaries and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and each of its Subsidiaries enforceable against the Company and each of its Subsidiaries in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals. Except as set forth in the Disclosure Schedule, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

(f)           Capitalization. The capitalization of the Company is as set forth in the Capitalization section of the Disclosure Schedule. Other than as set forth on the Disclosure Schedule, the Company and the Subsidiaries have no indebtedness. Other than (i) issuances to employees and advisors in accordance with employment agreements, option plans and outstanding payment arrangements in an amount not to exceed 6,000,000 shares, (ii) issuances pursuant to the Charge.com merger agreement, (iii) conversions of 8% Convertible Notes or (iv) warrants to purchase 30,000 shares of Company common stock at $1.50 per share issued in connection with pursuant to a wireless sales transaction with Towncar Limousine Service, the Company shall not, within 30 days after the Closing Date, issue any shares of its capital stock and stock equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Note will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company or any of its Subsidiaries securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company and each of its Subsidiaries are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or any of its Subsidiaries or others is required for the issuance and sale of the Note. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company or any of its Subsidiaries, between or among any of the Company’s stockholders or any stockholders of the Subsidiaries.

(g)           SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(g), the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company, its Subsidiaries and Charge.com, including those financial statements included in the Registration Statement comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)           Material Changes. Since the date of the latest audited financial statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) each of the Company and its Subsidiaries has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) each of the Company and its Subsidiaries has not altered its method of accounting, (iv) each of the Company and its Subsidiaries has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) other than as disclosed on Schedule 3.1(h), each of the Company and its Subsidiaries has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Neither the Company nor any Subsidiary has pending before the Commission any request for confidential treatment of information.

(i)            Litigation. Other than as set forth in the Disclosure Schedule under the caption “Legal Proceedings,” there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Note or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company or any Subsidiary, there is not pending or contemplated, any investigation by the

Commission involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j)            Labor Relations. No material labor dispute exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

(k)           Compliance; Material Contracts. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, services, marketing or processing agreement, or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect. Schedule 3.1(k) contains a true, correct and complete list of all contracts which are material to the operation of the business of the Company or any Subsidiary (“Material Contracts”). Except as set forth on Schedule 3.1(k), each Material Contract is in full force and effect and is enforceable in accordance with its terms, and no material defaults enforceable against the Company or any Subsidiary exist thereunder. Neither the Company nor any Subsidiary has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract.

(l)            Regulatory Permits and Licenses. The Company and the Subsidiaries possess, all certificates, authorizations, memberships, sponsorships and permits issued by the appropriate federal, state, local or foreign regulatory authorities, or any other Person (including without limitation Visa USA, Inc. and Mastercard USA, Inc. and any Affiliates thereof) necessary to conduct their respective businesses and are in good standing under all such certificates, authorizations, memberships, sponsorships and permits, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m)          Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(n)           Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(o)           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, at least equal to the aggregate Loan Amount. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p)           Transactions With Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company or any Subsidiary, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(q)           Sarbanes-Oxley; Internal Accounting Controls. Each of the Company and its Subsidiaries is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of the Company and its Subsidiaries has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s (or any Subsidiary’s) internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s (or any Subsidiary’s) knowledge, in other factors that could significantly affect the Company’s (or any Subsidiary’s) internal controls.

(r)           Certain Fees. Except as set forth on Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Lender shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(s)           Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Lender as contemplated hereby. The issuance and sale of the Note hereunder does not contravene the rules and regulations of the Trading Market.

(t)            Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Note, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u)           Patriot Act. The Company certifies that, to the best of Company’s knowledge, neither the Company nor any of its Affiliates or Subsidiaries has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company hereby acknowledges that the Lender seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Lender has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Lender, to the extent that they are within the Company’s and/or its Subsidiaries’ control shall cause the Lender to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Lender if any of these representations ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company agrees to provide the Lender any additional information regarding the Company or any of its Subsidiaries that the Lender deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Lender may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Lender’s investment in the Company. The Company further understands that the Lender may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Lender, in its sole discretion, determines that it is in the best interests of the Lender in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

(v)	Reserved.

(w)          Disclosure. All disclosure provided to the Lender regarding the each of the Company and its Subsidiaries, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company and its Subsidiaries with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the Company and its Subsidiaries acknowledges and agrees that the Lender does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(x)	Reserved.

(y)           Solvency. For purposes of this representation, the term “Company” shall include all of its Subsidiaries. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Note hereunder and the application of the proceeds thereof, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The financial statements of the Company set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(z)           Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(aa)	Reserved.

(bb)         Foreign Corrupt Practices. For purposes of this representation, the term “Company” shall include all of its Subsidiaries. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc)          Accountants. The Company’s accountants are Drakeford & Drakeford. To the Company’s knowledge, such accountants, who the Company expects will express their opinion with respect to the financial statements for the year ending December 31, 2005, are a registered public accounting firm as required by the Securities Act.

(dd)         Seniority. As of the Closing Date, no indebtedness or other equity of the Company or any Subsidiary is senior to, or pari passu with, the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness in favor of the CAMOFI Master LDC pursuant to the Convertible Notes, indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ee)         No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the accountants and lawyers formerly or presently employed by the Company or any Subsidiary and the Company and each Subsidiary is current with respect to any fees owed to its accountants and lawyers. By making this representation each of the Company and its Subsidiaries does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between each of the Company and its Subsidiaries and its lawyers.

(ff)          Acknowledgment Regarding Lender’s Purchase of the Note. The Company acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length Lender with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Lender or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Lender’s purchase of the Note. The Company further represents to the Lender that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives. The Company further acknowledges that in addition to purchasing the Note, the Lender or its affiliates may directly or indirectly own Common Stock and Preferred Stock in the Company and that such parties, exercising their rights hereunder may adversely impact their other holdings as well as the other equity holders in the Company.

(gg)         Press Release/8-K Filing. The Company will issue a press release or file a form 8-K publicly announcing the material terms of this deal within one Trading Day of the Closing Date.

(hh)         Information Regarding Pending Public Offering. Neither the Company nor any of its Subsidiaries is aware of any information which would prevent the Company from consummation its pending public offering pursuant to the Registration Statement.

(ii)           Representations and Warranties of Charge.com. All of the representations and warranties made by the Company or any of its Subsidiaries herein will be deemed to have been made by Charge.com as of the date hereof.

3.2          Representations and Warranties of the Lender. The Lender hereby, for itself and for no other Lender, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Lender of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Transaction Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Experience of the Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

The Company acknowledges and agrees that the Lender does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1           Securities Laws Disclosure; Publicity. The Company and the Lender shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Lender shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Lender, or without the prior consent of the Lender, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Lender, or include the name of any Lender in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Lender, except (i) as required by federal securities law in connection with a registration statement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Lender with prior notice of such disclosure permitted under subclause (i) or (ii).

4.2           Shareholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Lender is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Lender could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Note under the Transaction Documents or under any other agreement between the Company and the Lender. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.3           Access to Facilities. Each of the Company and each of its Subsidiaries will permit any representatives designated by the Lender (or any successor of the Lender), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company, to: (a) visit and inspect any of the properties of the Company or any of its Subsidiaries; (b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and (c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

4.4           Use of Proceeds. The Company shall use the net proceeds from the sale of the Note hereunder, payment of all outstanding indebtedness owed to Laurus, for the acquisition of Charge.com and the remaining amount for working capital purposes.

4.5          Reimbursement. If the Lender becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by the Lender to or with any current stockholder), solely as a result of the Lender’s acquisition of the Note under this Agreement, the Company will reimburse the Lender for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Lender who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Lender and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender and any such Affiliate and any such Person. The Company also agrees that neither the Lender nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Note under this Agreement.

4.6           Indemnification of Lender. Subject to the provisions of this Section 4.6, the Company will indemnify and hold the Lender and its directors, officers, shareholders, partners, employees and agents (each, a “Lender Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Lender Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Lender, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Lender, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Lender’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings the Lender may have with any such stockholder or any violations by the Lender of state or federal securities laws or any conduct by the Lender which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Lender Party in respect of which indemnity may be sought pursuant to this Agreement, the Lender Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Lender Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Lender Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Lender Party. The Company will not be liable to any Lender Party under this Agreement (i) for any settlement by a Lender Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Lender Party’s breach of any of the representations, warranties, covenants or agreements made by the Lender in this Agreement or in the other Transaction Documents.

4.7          Conduct of Business and Maintenance of Existence and Assets. Until payment in full of all principal, interest and other amounts outstanding under the Note, each of the Company and its Subsidiaries shall (i) conduct continuously and operate actively its business according to good business practices, maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of the Transaction Documents) and comply with the terms of and take all actions necessary to enforce and protect the validity of any right included in the Collateral (as defined in the Security Agreement), including, without limitation, all Material Permits, Material Contracts and Intellectual Property Rights; (ii) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (iii) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

4.8           Processor Reports. For so long as any portion of the Notes shall be outstanding, the Company shall promptly (but in any event, within seven (7) business days of the receipt thereof) deliver to the Lender a copy of a summary report, certified as true and accurate by the CEO or COO of the Company, of each report and statement it secures from any Processor (as defined in the Note) that is identical to the report prepared for management in accordance with standard Company practice, and shall notify within one business of receipt of any material adverse change in any report or statement it secures from any Processor. Within five (5) days of a Lender’s request, the Company shall provide the underlying report from which its summary report was prepared.

ARTICLE V.

MISCELLANEOUS

5.1           Termination. This Agreement may be terminated by the Lender, by written notice to the other parties, if the Closing has not been consummated on or before December 23, 2005 (the “Break-Up Date”); provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties). This Agreement will otherwise terminate on December 20, 2006 or upon the repayment of all outstanding principal, interest and other amounts due under the Note.

5.2           Fees. At the Closing, the Company has agreed to (i) pay the Lender or its designee a structuring fee of $300,000 and (ii) reimburse the Lender’s reasonable out-of-pocket expenses. Additionally, the Company shall pay the Lender a break-up fee equal to $50,000 in the event that the Lender is ready to close the transaction contemplated hereby and the Company fails to close the transaction on or before the Break-Up Date. The Company has previously delivered to the Lender a non-refundable deposit of $25,000 for legal fees and $10,000 for due diligence fees. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Notes.

5.3          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (b) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company and Lender, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender. The Lender may assign or participate any or all of its rights under this Agreement to any Person, provided any assignee agrees in writing to be bound, with respect to the transferred Notes, by the provisions hereof that apply to such “Lender”.

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.9          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Notes, as applicable for the applicable statue of limitations.

5.11        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Lender exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14        Replacement of Note. If any certificate or instrument evidencing the Note is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Note.

5.15        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Lender and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender pursuant to any Transaction Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Lender in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Lender with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Lender to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Lender’s election.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PIPELINE DATA INC.

Name: /s/ MacAllister Smith

Title: Chief Executive Officer

SHERIDAN ASSET MANAGEMENT, LLC

Name: /s/ Christopher Morrisey

Title: President